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[LOGO]    FLOW INTERNATIONAL CORPORATION
          23500 64th Avenue South
          Kent, Washington 98032
          Phone: 253/850-3500
          Fax: 253/813-3285


                                  September 3, 1998



Dear Fellow Stockholder,

     The Annual Meeting of Flow International Corporation, first convened on August 26, 1998, has been adjourned to September 25, 1998, 10:00 a.m., Pacific Daylight Time, at the company headquarters, 23500 64th Avenue South, Kent, Washington 98032, to allow additional time for stockholders to vote. Although the vast majority of shares voted to date have supported the reincorporation proposal, the proposal requires the affirmative vote of two-thirds of all outstanding shares.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED APPROVAL OF THE REINCORPORATION PROPOSAL AS IN THE BEST INTERESTS OF FLOW'S SHAREHOLDERS. Remember, not voting has the same effect as a vote against the proposal. PLEASE HELP YOUR COMPANY AVOID THE EXPENSE OF FURTHER SOLICITATION BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TODAY.

     Thank you for your cooperation.

                              Sincerely,

                              FLOW INTERNATIONAL CORPORATION



                              John S. Leness
                              General Counsel and Corporate Secretary


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                                     IMPORTANT

        If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                             INNISFREE M&A INCORPORATED

                             TOLL-FREE:  1-888-750-5834
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